EXHIBIT 32
Certifications Pursuant to 18 U.S.C. Section 1350
     In connection with the Quarterly Report of Dana Holding Corporation (Dana) on Form 10-Q for the three months ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of Dana certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dana as of the dates and for the periods expressed in the Report.

Date: May 7, 2009	/s/ John M. Devine

John M. Devine
Chief Executive Officer

/s/ James A. Yost

James A. Yost
Chief Financial Officer